Exhibit 99.1

Internap Reports First Quarter 2010 Financial Results

●	Revenue of $63.4 million compared with $63.9 million in the first quarter of 2009;

●	Segment profit1 of $29.3 million; segment margin1 of 46.2 percent, up 200 basis points year-over-year;

●	Adjusted EBITDA2 of $9.9 million, up 114.0 percent year-over-year; adjusted EBITDA margin2 of 15.6 percent;

●	Announced second quarter 2010 launch of integrated WAN acceleration solution, XIPTM, for Internap’s IP services offering.

ATLANTA, GA – (May 6, 2010) Internap Network Services Corporation (NASDAQ: INAP), a global provider of end-to-end Internet business products and services, today reported first quarter 2010 financial results. Continued improvements in segment profit and adjusted EBITDA, reflect sustained focus on profitable revenue opportunities and progress made strengthening operations.

“We had several notable accomplishments in the first quarter – adjusted EBITDA and adjusted EBITDA margin reached their highest levels in more than two years and segment margins grew for the third consecutive quarter,” said Eric Cooney, President and Chief Executive Officer of Internap.  “In Data center services, we continued to make progress shifting our investment and operational focus to higher margin company-controlled facilities which simplifies our business and increases value to our stockholders.  And while it’s still early, our initiatives to revitalize Internap’s core IP services also appear to be yielding results.”

First Quarter 2010 Financial Summary

				YoY	QoQ
	1Q 2010	1Q 2009	4Q 2009	Growth	Growth
Revenues:
Data center services	$33,722	$31,715	$33,176	6%	2%
IP services	29,643	32,209	30,373	-8%	-2%
Total Revenues	$63,365	$63,924	$63,549	-1%	0%

Operating Expenses	$63,251	$70,272	$64,176	-10%	-1%

GAAP Net Loss	$(260)	$(6,608)	$(497)	n/m	n/m

Normalized Net Income (Loss)2	$749	$(3,682)	$774	n/m	-3%

Adjusted EBITDA	$9,877	$4,614	$9,016	114%	10%
Adjusted EBITDA Margin	15.6%	7.2%	14.2%	840 BPS	140 BPS

Normalized Net Income (Loss) and Adjusted EBITDA are non-GAAP measures.  Reconciliations between accounting principles generally accepted in the United States, or GAAP, information and non-GAAP information contained in this table are provided later in this press release.

Revenue

●
Revenue totaled $63.4 million compared with $63.9 million in the first quarter of 2009 and $63.5 million in the fourth quarter of 2009.  Declines in IP services revenue offset growth in Data center services both year-over-year and compared with the fourth quarter of 2009.

●
Data center services revenue grew 6 percent year-over-year and 2 percent sequentially to $33.7 million.  Higher revenue per square foot more than offset the impact of the company’s ongoing program to proactively churn certain less profitable customer contracts in partner data centers.

●
IP services revenue totaled $29.6 million – a decrease of 8 percent compared with the first quarter of 2009 and 2 percent sequentially.  Per-unit price declines in the first quarter of 2010 outweighed strong traffic growth over both the prior quarter and the first quarter of 2009.

Net (Loss) Income

●
GAAP net loss was $(0.3) million, or $(0.01) per share, compared with GAAP net loss of $(6.6) million, or $(0.13) per share, in the first quarter of 2009 and $(0.5) million, or $(0.01) per share, in the fourth quarter of 2009.

●
Normalized net income2, which excludes the impact of stock-based compensation expense and items that management considers non-recurring, was $0.7 million, or $0.01 per share.  This compares with normalized net loss in the first quarter of 2009 of $(3.7) million, or $(0.07) per share and normalized net income of $0.8 million, or $0.02 per share in the fourth quarter of 2009.

Segment Profit and Adjusted EBITDA

●	Segment profit was $29.3 million, an increase of 4 percent year-over-year and flat sequentially.
●
Segment margin was 46.2 percent, reaching its highest level in seven quarters.  Segment profit in Data center services was $10.7 million, or 31.7 percent of Data center services revenue.  IP services segment profit was $18.6 million, or 62.8 percent of IP services revenue.   Pricing discipline and cost reduction programs in both Data center services and IP services drove the year-over-year improvement in segment margins.

●
Adjusted EBITDA was $9.9 million representing growth of 114 percent and 10 percent compared with the first quarter and fourth quarter of 2009 respectively.  Adjusted EBITDA margin was 15.6 percent in the first quarter of 2010.  The year-over-year and sequential improvements in Adjusted EBITDA were driven by increased segment profit and lower cash operating expenses.  First quarter 2010 operating expenses included the benefit of a payroll tax credit from the State of Georgia of approximately $0.5 million.

Balance Sheet and Cash Flow Statement

●	Cash and cash equivalents totaled $81.1 million at March 31, 2010. Total debt was $39.9 million at the end of the quarter, inclusive of capital lease obligations.
●	Cash generated from operations for the three months ended March 31, 2010 was $8.3 million. Capital expenditures over the same period were $3.9 million, excluding capital leases.

First Quarter 2010 Operational Highlights

Historical trends of key financial and operational metrics can be found in a supplementary data schedule on Internap’s website at http://ir.internap.com/results.cfm.

●	Internap maintained 2,855 customers under contract at the end of the first quarter 2010.
●
The company’s initiative to proactively churn customers in certain less profitable partner data center facilities continued in the first quarter with approximately 6,000 net sellable square feet returned to data center partners during the quarter.

●	Internap’s data center expansions in Seattle, Houston, and Silicon Valley continue to progress on schedule with anticipated opening dates in the third quarter of 2010.
●
On April 27, 2010, Internap announced the launch of XIP, a new service-based Internet traffic accelerator that can dramatically improve the performance of enterprise web based services and applications.  XIP is seamless to the customer and eliminates the need for expensive hardware and cumbersome end-user software. XIP complements the Internap Performance IP portfolio and the integrated solution set from Internap.

1
Segment profit is segment revenues less direct costs of network, sales and services, exclusive of depreciation and amortization, as presented in the notes to our consolidated financial statements filed with the United States Securities and Exchange Commission in Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. Segment profit does not include direct costs of customer support, direct costs of amortization of acquired technologies or any other depreciation or amortization associated with direct costs. Segment margin is segment profit as a percentage of segment revenues.

2
Reconciliations between accounting principles generally accepted in the United States, or GAAP, information and non-GAAP information contained in this press release are provided in the tables below entitled "Reconciliation of Loss from Operations to Adjusted EBITDA," and "Reconciliation of Net Loss and Basic and Diluted Net Loss Per Share to Normalized Net Income (Loss) and Basic and Diluted Normalized Net Income (Loss) Per Share.”  This information is also available on our website under the Investor Services section. Adjusted EBITDA margin is Adjusted EBITDA as a percentage of total revenue.

Conference Call Information

Internap's first quarter 2010 conference call will be held today at 5:00 p.m. EDT. Participants may access the call by dialing 877-334-0775. International callers should dial 631-291-4567. Listeners may connect to the simultaneous webcast, which will include accompanying presentation slides, on the Investor Services section of Internap’s web site at http://ir.internap.com/events.cfm.  An online archive of the webcast presentation will be available for one month following the call.  An audio-only replay will be accessible from Thursday, May 6, 2010 at 8 p.m. EDT through Thursday, May 13, 2010 at 800-642-1687 using the replay code 70110668. International callers can access the archived event at 706-645-9291 with the same code.

About Internap

Internap is a leading Internet products and services company that provides The Ultimate Online Experience® by managing, delivering and distributing applications and content with 100 percent uptime service level agreements.  With a global platform of data centers, managed Internet services and a content delivery network (CDN), Internap frees its customers to innovate, improve service levels and lower the cost of IT operations.  Thousands of companies across the globe trust Internap to help them achieve their Internet business goals.  For more information, visit http://www.internap.com.

Forward-Looking Statements

This press release contains certain forward-looking statements. These forward-looking statements include statements related to product features, functions and benefits, Internap’s ability to grow its IP business and its expectations regarding the expansion of data center capacity, including timing. Because such statements are not guarantees of future performance and involve risks and uncertainties, there are important factors that could cause Internap’s actual results to differ materially from those in the forward-looking statements. These factors include Internap’s ability to achieve or sustain profitability; its ability to expand margins and drive higher returns on investment; its ability to maintain current customers and obtain new ones, whether in a cost-effective manner or at all; its ability to correctly forecast capital needs, demand planning and space utilization; its ability to respond successfully to technological change and the resulting competition; the availability of services from Internet network service providers or network service providers providing network access loops and local loops on favorable terms, or at all; failure of third party suppliers to deliver their products and services on favorable terms, or at all; failures in its network operations centers, data centers, network access points or computer systems; its ability to provide or improve Internet infrastructure services to its customers; and its ability to protect its intellectual property, as well as other factors discussed in Internap’s filings with the Securities and Exchange Commission. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Internap undertakes no obligation to update, amend or clarify any forward-looking statement for any reason.

###

Press Contact:	Investor Contact:
Mariah Torpey	Andrew McBath
(781) 418-2404	(404) 302-9700
internap@daviesmurphy.com	ir@internap.com

INTERNAP NETWORK SERVICES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2010	2009
Revenues:
Data center services	$33,722	$31,715
Internet protocol (IP) services	29,643	32,209
Total revenues	63,365	63,924

Operating costs and expenses:
Direct cost of network, sales and services, exclusive of depreciation and amortization, shown below:
Data center services	23,043	23,281
IP services	11,042	12,384
Direct costs of customer support	5,345	4,403
Direct costs of amortization of acquired technologies	979	1,158
Sales and marketing	7,124	7,799
General and administrative	7,926	13,499
Depreciation and amortization	7,774	6,878
Impairments and restructuring	18	870
Total operating costs and expenses	63,251	70,272
Income (loss) from operations	114	(6,348)

Non-operating expense (income):
Interest income	(29)	(76)
Interest expense	304	164
Other, net	30	59
Total non-operating expense (income)	305	147

Loss before income taxes and equity in loss (earnings) of equity method investment:	(191)	(6,495)
Provision for income taxes	156	45
Equity in loss (earnings) of equity-method investment, net of taxes	(87)	68
Net loss	$(260)	$(6,608)

Basic and diluted net loss per share	$(0.01)	$(0.13)

Weighted average shares outstanding used in computing basic and diluted net loss per share	49,944	49,414

INTERNAP NETWORK SERVICES CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value amounts)

	March 31,	December 31,
	2010	2009
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$81,108	$73,926
Short-term investments in marketable securities	6,900	7,000
Accounts receivable, net of allowance for doubtful accounts of $1,966 and $1,953, respectively	18,770	18,685
Inventory	354	375
Prepaid expenses and other assets	9,002	8,768
Total current assets	116,134	108,754

Property and equipment, net	105,478	91,151
Investments and other related assets	1,847	1,804
Intangible assets, net	18,141	20,782
Goodwill	39,464	39,464
Deposits and other assets	2,570	2,637
Deferred tax asset, non-current, net	2,613	2,910
Total assets	$286,247	$267,502

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$18,684	$17,237
Accrued liabilities	8,379	10,192
Deferred revenues, current portion	3,479	3,817
Capital lease obligations, current portion	187	25
Restructuring liability, current portion	2,728	2,819
Other current liabilities	128	125
Total current liabilities	33,585	34,215

Revolving credit facility, due after one year	20,000	20,000
Deferred revenues, less current portion	2,307	2,492
Capital lease obligations, less current portion	19,711	3,217
Restructuring liability, less current portion	5,592	6,123
Deferred rent	16,774	16,417
Other long-term liabilities	603	636
Total liabilities	98,572	83,100

Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value, 20,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value; 60,000 shares authorized; 51,832 and 50,763 shares outstanding at March 31, 2010 and
December 31, 2009, respectively	52	51
Additional paid-in capital	1,225,390	1,221,456
Treasury stock, at cost, 73 and 42 shares at March 31, 2010 and December 31, 2009	(304)	(127)
Accumulated deficit	(1,036,808)	(1,036,548)
Accumulated items of other comprehensive loss	(655)	(430)
Total stockholders' equity	187,675	184,402
Total liabilities and stockholders' equity	$286,247	$267,502

INTERNAP NETWORK SERVICES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended
	March 31,
	2010	2009
Cash Flows from Operating Activities:
Net loss	$(260)	$(6,608)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and Amortization	7,774	6,878
Direct costs of amortization of acquired technologies	979	1,158
Loss on disposal of property and equipment, net	1	—
Provision for doubtful accounts	330	375
Equity in loss (earnings) from equity-method investment	(87)	68
Non-cash changes in deferred rent	357	706
Stock-based compensation expense	991	2,056
Deferred income taxes	297	(27)
Other, net	(12)	48
Changes in operating assets and liabilities:
Accounts receivable	(414)	1,907
Inventory	21	(40)
Prepaid expenses, deposits and other assets	(174)	754
Accounts payable	1,447	(1,112)
Accrued and other liabilities	(1,812)	124
Deferred revenue	(523)	720
Accrued restructuring liability	(622)	318
Net cash flows provided by operating activities	8,293	7,325

Cash Flows from Investing Activities:
Purchases of property and equipment	(3,908)	(5,476)
Maturities of investments in marketable securities	100	4,580
Proceeds from disposal of property and equipment	1	—
Net cash flows used in investing activities	(3,807)	(896)

Cash Flows from Financing Activities:
Proceeds from notes payable	19,500	19,800
Principal payments on notes payable	(19,500)	(19,800)
Payments on capital lease obligations	(13)	(95)
Stock-based compensation plans	2,762	(231)
Other, net	(30)	(28)
Net cash flows provided by (used in) financing activities	2,719	(354)
Effect of exchange rates on cash and cash equivalents	(23)	(51)
Net increase in cash and cash equivalents	7,182	6,024
Cash and cash equivalents at beginning of period	73,926	46,870
Cash and cash equivalents at end of period	$81,108	$52,894

INTERNAP NETWORK SERVICES CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES

In addition to providing financial measurements based on accounting principles generally accepted in the United States of America (GAAP), Internap has historically provided additional financial measures that are not prepared in accordance with GAAP (non-GAAP), including adjusted EBITDA, normalized net income (loss), normalized diluted shares outstanding, segment profit and segment margin. The most directly comparable GAAP equivalent to adjusted EBITDA and normalized net income (loss) is loss from operations and net loss, respectively. The most directly comparable GAAP equivalent to normalized diluted shares outstanding is diluted common shares outstanding. Segment profit is defined and disclosed in the notes to our consolidated financial statements filed with the United States Securities and Exchange Commission in Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K.

We define non-GAAP measures as follows:

●	Adjusted EBITDA is loss from operations plus depreciation and amortization, loss on disposals of property and equipment, impairments and restructuring and stock-based compensation.

●	Adjusted EBITDA margin is adjusted EBITDA as a percentage of revenues.

●	Normalized net income (loss) is net income (loss) plus impairments and restructuring and stock-based compensation.

●
Normalized diluted shares outstanding are diluted shares of common stock outstanding used in GAAP net loss per share calculations, excluding the dilutive effect of stock-based compensation using the treasury stock method.

●	Normalized net income (loss) per share is normalized net income (loss) divided by basic and normalized diluted shares outstanding.

●
Segment profit is segment revenues less direct costs of network, sales and services, exclusive of depreciation and amortization for the segment, as presented in the notes to our consolidated financial statements. Segment profit does not include direct costs of customer support, direct costs of amortization of acquired technologies or any other depreciation or amortization associated with direct costs.

●	Segment margin is segment profit as a percentage of segment revenues.

We detail reconciliations of our non-GAAP financial measures to the most directly comparable financial measure in the reconciliations of GAAP to non-GAAP measures below. We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations.

We believe that excluding depreciation and amortization and loss on disposals of property and equipment, as well as impairments and restructuring, to calculate adjusted EBITDA provides supplemental information and an alternative presentation that is useful to investors’ understanding of Internap’s core operating results and trends. Not only are depreciation and amortization expenses based on historical costs of assets that may have little bearing on present or future replacement costs, but also they are based on management estimates of remaining useful lives. Loss on disposals of property and equipment is also based on historical costs of assets that may have little bearing on replacement costs. Impairments and restructuring reflect the charge for ceasing to use part of a smaller leased data center facility and a sales office during the three months ended December 31, 2009 and adjustments in sublease income assumptions for certain properties included in previously-disclosed restructuring plans for the three months ended December 31, 2008. Internap believes that impairment and restructuring charges are unique costs that we do not expect to recur on a regular basis, and consequently, we do not consider these charges as a normal component of expenses related to current and ongoing operations.

INTERNAP NETWORK SERVICES CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

Similarly, we believe that excluding the effects of stock-based compensation from non-GAAP financial measures provides supplemental information and an alternative presentation useful to investors’ understanding of Internap’s core operating results and trends. Investors have indicated that they consider financial measures of our results of operations excluding stock-based compensation as important supplemental information useful to their understanding of our historical results and estimating our future results.

We also believe that, in excluding the effects of stock-based compensation, our non-GAAP financial measures provide investors with transparency into what management uses to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods and to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

Stock-based compensation is an important part of total compensation, especially from the perspective of employees. We believe, however, that supplementing GAAP net loss and net loss per share information by providing normalized net income (loss) and normalized net income (loss) per share, excluding the effect of impairments, restructuring and stock-based compensation in all periods, is useful to investors because it enables additional and more meaningful period-to-period comparisons. We consider normalized diluted shares to be another important indicator of our overall performance because it eliminates the effect of non-cash items.

Adjusted EBITDA is not a measure of liquidity calculated in accordance with GAAP, and should be viewed as a supplement to — not a substitute for — our results of operations presented on the basis of GAAP. Adjusted EBITDA does not purport to represent cash flow provided by operating activities as defined by GAAP. Our statements of cash flows present our cash flow activity in accordance with GAAP. Furthermore, adjusted EBITDA is not necessarily comparable to similarly-titled measures reported by other companies.

We believe adjusted EBITDA is used by and is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We believe that:

●
EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, income taxes, depreciation and amortization, which can vary substantially from company-to-company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired; and

●
investors commonly adjust EBITDA information to eliminate the effect of disposals of property and equipment, impairments, restructuring and stock-based compensation which vary widely from company-to-company and impair comparability.

INTERNAP NETWORK SERVICES CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

Our management uses adjusted EBITDA:

●	as a measure of operating performance to assist in comparing performance from period-to-period on a consistent basis;

●	as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; and

●	in communications with the board of directors, analysts and investors concerning our financial performance.

Our presentation of segment profit and segment margin excludes direct costs of customer support, depreciation and amortization in order to allow investors to see the business through the eyes of management. Management views direct costs of network, sales and services as generally less controllable, external costs and management regularly monitors the margin of revenues in excess of these direct costs. Similarly, we view the costs of customer support to also be an important component of costs of revenues but believe that the costs of customer support to be more within our control and to some degree discretionary as we can adjust those costs by hiring and terminating employees.

Segment margin is an important metric to our investors and analysts, as we have regularly discussed and disclosed the effects of third party vendors’ pricing declines and the corresponding effect on our revenues. The presentation of segment margin highlights the impact of the pricing declines and allows investors and analysts to evaluate our revenue generation performance relative to direct costs of network, sales and services. Conversely, we have much greater latitude in controlling the compensation component of costs of revenues, represented by customer support, and we analyze this component separately from the direct external costs.

We also have excluded depreciation and amortization from segment profit and segment margin because, as noted above, they are based on estimated useful lives of tangible and intangible assets. Further, depreciation and amortization are based on historical costs incurred to build out our deployed network and the historical costs of these assets may not be indicative of current or future capital expenditures.

Although we believe, for the foregoing reasons, that our presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for, or superior to, any measure of financial performance prepared in accordance with GAAP.

Use of non-GAAP financial measures is subject to inherent limitations because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment of which charges should properly be excluded from the non-GAAP financial measure. Management accounts for these limitations by not relying exclusively on non-GAAP financial measures, but only using such information to supplement GAAP financial measures. Our non-GAAP financial measures may not be the same non-GAAP measures, and may not be calculated in the same manner, as those used by other companies.

INTERNAP NETWORK SERVICES CORPORATION
RECONCILIATION OF LOSS FROM OPERATIONS TO ADJUSTED EBITDA

A reconciliation of loss from operations, the most directly comparable GAAP measure, to adjusted EBITDA for each of the periods indicated is as follows (in thousands):

	Three Months Ended
	March 31, 2010	December 31, 2009	March 31, 2009
Income (loss) from operations (GAAP)	$114	$(627)	$(6,348)
Stock-based compensation	991	1,178	2,056
Depreciation and amortization, including depreciation and amortization included in	8,753	8,366	8,036
direct costs of network, sales and services
Loss on disposals of property and equipment, net	1	6	—
Impairments and restructuring	18	93	870
Adjusted EBITDA (non-GAAP)	$9,877	$9,016	$4,614

INTERNAP NETWORK SERVICES CORPORATION
RECONCILIATION OF NET LOSS AND BASIC AND DILUTED
NET LOSS PER SHARE TO NORMALIZED NET INCOME (LOSS) AND
BASIC AND DILUTED NORMALIZED NET INCOME (LOSS) PER SHARE

Reconciliations of (1) net loss, the most directly comparable GAAP measure, to normalized net income (loss), (2) diluted shares outstanding used in per share calculations, the most directly comparable GAAP measure, to normalized diluted shares used in normalized per share outstanding calculations and (3) net loss per share, the most directly comparable GAAP measure, to normalized net income (loss) per share for each of the periods indicated is as follows (in thousands, except per share data):

	Three Months Ended
	March 31, 2010	December 31, 2009	March 31, 2009
Net loss (GAAP)	$(260)	$(497)	$(6,608)
Impairments and restructuring	18	93	870
Stock-based compensation expense	991	1,178	2,056
Normalized net income (loss) (non-GAAP)	$749	$774	$(3,682)

Normalized income allocable to participating securities (non-GAAP)	(17)	(16)	-
Normalized net income (loss) available to common stockholders (non-GAAP)	$732	$758	$(3,682)

Weighted average shares outstanding used in per share calculation:
Basic (GAAP)	49,944	49,657	49,414
Participating securities (GAAP)	1,193	1,081	874
Diluted (GAAP)	49,944	49,657	49,414
Add potentially dilutive securities	519	54	-
Less dilutive effect of stock-based compensation under the treasury stock method	(359)	(54)	-
Normalized diluted shares (non-GAAP)	50,104	49,657	49,414

Net income (loss) per basic and diluted share (GAAP)	$(0.01)	$(0.01)	$(0.13)

Normalized net income (loss) per basic and diluted share (non-GAAP)	$0.01	$0.02	$(0.07)

INTERNAP NETWORK SERVICES CORPORATION
SEGMENT PROFIT AND SEGMENT MARGIN

Segment  profit and segment margin, which does not include direct costs of customer support, direct costs of amortization of acquired technologies or any other depreciation or amortization, for each of the periods indicated is as follows (dollars in thousands):

	Three Months Ended
	March 31, 2010	December 31, 2009	March 31, 2009
Revenues:
Data center services	$33,722	33,176	$31,715
Internet protocol (IP) services	29,643	30,373	32,209
Total	63,365	63,549	63,924

Direct cost of network, sales and services, exclusive of depreciation and amortization:
Data center services	23,043	23,065	23,281
IP services	11,042	11,210	12,384
Total	34,085	34,275	35,665

Segment Profit:
Data center services	10,679	10,111	8,434
IP services	18,601	19,163	19,825
Total	$29,280	$29,274	$28,259

Segment Margin:
Data center services	31.7%	30.5%	26.6%
IP services	62.8%	63.1%	61.6%
Total	46.2%	46.1%	44.2%